Exhibit 10.11


                              TRAFFIC.COM AGREEMENT
                              ---------------------

     This TRAFFIC.COM AGREEMENT ("Agreement") is made and entered into as of August 15th 2006 ("Effective Date"), by and between DataCall Technologies, Inc. a Nevada Corporation, located at 14683 Midway Road, Addison, TX 75001 ("Reseller") and Traffic.com, Inc., a Delaware corporation, located at 851 Duportail Road, Suite 220, Wayne, Pennsylvania 19087 ("Traffic.com").

                                    RECITALS

     WHEREAS, Reseller is a global provider of content, data, software, communication and other technologies, services and products; and

     WHEREAS, Traffic.com desires to provide certain data feeds of traffic and traffic related information to Reseller to allow Reseller to deliver traffic and traffic related information as part of an "Enhanced Product" provided to its users in certain geographic markets; and

     WHEREAS, Reseller desires to use the Traffic.com data feeds of traffic and traffic related information as part of the "Enhanced Product" accessed by its users.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

I.  Definitions. For purposes of this Agreement, the following definitions shall
    -----------
apply:

(a) "Coverage Area(s)" shall refer to the metropolitan statistical areas as defined by the U.S. Census Bureau using the city names listed in Exhibit C to
                                                                    ---------
this Agreement, excluding Puerto Rico, with further geographic limitations where specified herein.

(b) "Distributor(s)" shall mean a third party selected by Reseller to distribute and sublicense the Traffic.com Technology as incorporated in the Enhanced
Product solely to End User(s) without any other distributor, reseller or intermediary between the Distributor and the End User.

(c) "End-User(s)" shall mean any entity or person who licenses the Enhanced Product from the Reseller or Distributor and who receives or uses the Enhanced Product or information contained therein or derived therefrom (including, but not limited to, Traffic.com Technology) for personal use with no right to sublicense or transfer the Enhanced Product to another entity or person (unless the person is an employee of an entity who is an End User).

(d) "Enhanced Product" shall mean the Traffic.com Technology together with the product(s) and service(s) of Reseller, as more particularly described in Exhibit
B.                                                                       -------
-

(e)  "Term"  shall  have  the  meaning  set  forth  in  Section  IV.

(0 "Traffic.com Technology" shall mean the software, databases, products and services set forth in Exhibit A as such list may be modified from time to time
                        ---------
during the Term along with any Traffic.com Marks (as defined hereinafter) and any materials or content developed by Traffic.com while performing hereunder.

II.  Services;  Grant  of  License.
     ------------------------------

(a) During the Term, Traffic.com shall provide Reseller with the technology and services set forth in Exhibit A for the Coverage Area and subject to the terms
                        ---------
of the Service Level Agreement set forth in Exhibit D and other requirements set
                                            ---------
forth  in  Exhibit  A.  The  initial  Coverage  Area  included  as  part  of the
           ----------
Traffic.com  Technology  as  of  the  Effective  Date is set forth on Exhibit C.
         -                                                            ---------
Traffic.com shall provide Reseller traffic and traffic related information for other metropolitan areas so long as Traffic.com makes such information generally available to its other Resellers at no additional cost and subject to any third-party restrictions or limitations on such data.

(b) Subject to the provisions contained in this Agreement and applicable third party license agreements, Traffic.com hereby grants to Reseller and Reseller hereby accepts during the Term a non-exclusive, non-transferable license: (i) to use and copy the Traffic.com Technology solely for purposes of demonstrating the Traffic.com Technology, as incorporated in the Enhanced Product without modification, to potential Distributor(s) and End User(s) solely for evaluation purposes, (ii) to sublicense, for a fee, the Traffic.com Technology, as incorporated in the Enhanced Product without modification, to End User(s) and Distributor(s), and (iii) to use the logos and trademarks provided to Reseller by Traffic.com ("Traffic.com Marks") in connection with the promotional activities set forth herein.

(c) Any rights not expressly granted by Traffic.com to Reseller herein are reserved by Traffic.com, and all implied licenses are disclaimed. Without limiting the foregoing, Reseller shall not, and shall cause its Distributors or their End Users not to: (i) use the Traffic.com Technology other than for the Enhanced Product, (ii) directly or indirectly broadcast or distribute any portion of the Traffic.com Technology via any internet website, radio or television systems (both analog and digital systems (i.e., FM subcarrier signal, AM sideband, satellite radio, and other similar mediums)) for audio or visual presentations, (iii) provide any portion of the Traffic.com Technology to government agencies, (iv) develop a text to voice email alert or message or voice mail application using any portion of the Traffic.com Technology, (v) use 3-dimensional maps in connection with the Traffic.com Technology, (vi) enter into any agreement or other arrangement with any third party which in any way restricts, prevents or hinders the ability of Traffic.com to provide to such third party the Traffic.com Technology or any other product or service made available by Traffic.com from time to time on any platform whatsoever including, but not limited to, wireless and PDA, (vii) provide any traffic or traffic related content or advertisement from a party other than Traffic.com on screens at the same time that any portion of the Traffic.com Technology is displayed,
(viii) store or archive any portion of the traffic or traffic related information on servers, systems and equipment for any purpose other than for incidental back-up and/or support purposes, (ix) modify reverse engineer, decompile, or create derivative works of the Traffic.com Technology or (x) directly or indirectly provide the Enhanced Product to an End User for use on or in connection with any internet or other interactive web site that consists primarily of weather or weather related forecasts, data or content; or any desktop application, software program, product or service that provides or displays primarily weather or weather related forecasts, data or content. Without the prior written consent of Traffic.com, Reseller shall not provide the Traffic.com Technology to a Distributor or End-User in a non-revenue producing manner (including, but not limited to, for the purpose of building a prototype application).

(d) Reseller shall at all times during the Term (i) devote commercially reasonable efforts to market and support the Enhanced Product, (ii) notify Traffic.com in writing of any change in its ownership or sale of a substantial portion of its assets, (iii) represent and demonstrate the Traffic.com Technology prominently and fairly at all times when comparing to competitive products, (iv) display the Traffic.com Marks on all sales and marketing collateral for the Enhanced Product, (v) provide Traffic.com with two (2) copies of the Enhanced Product and (vi) conduct its business so as not to damage the valuable reputation of Traffic.com.

(e) Subject to the provisions contained in this Agreement, Reseller hereby grants to Traffic.com and Traffic.com hereby accepts during the Term a non-exclusive, non-transferable license to use the logos and trademarks provided to Traffic.com by Reseller ("Reseller Marks") in connection with the promotional activities set forth herein. Any rights not expressly granted by Reseller to Traffic.com herein are reserved by Reseller, and all implied licenses are disclaimed.


III.  Ownership  of  Technology.
      --------------------------

(a) Traffic.com represents that it has all right, title and interest in, or if applicable, licenses to, the Traffic.com Technology (in context, "Technology"). Reseller represents that it has all right, title and interest in, or if applicable, license to, the Enhanced Product (other than the Traffic.com Technology) and the materials (including, but not limited to, Reseller Marks) it provides to Traffic.com under this Agreement ("Reseller Technology," in context, "Technology"). Each party shall use the other party's marks in accordance with the trademark guidelines provided to it from time to time by the owner of the marks.

(b) In acknowledgment of the valuable property rights of Traffic.com in the Traffic.com Technology, Reseller agrees that all information generated as a result of the use of the Traffic.com Technology and Enhanced Product shall bear such trademarks, logos, and copyright information of Traffic.com and of Traffic.com's third party vendors, as Traffic.com reasonably directs.

(c) During the Term of this Agreement, Reseller hereby appoints Traffic.com as a Distributor of the Enhanced Product on terms and conditions no less favorable than those provided to other Distributors who are as similarly situated as Traffic.com (after taking into account its sales and markets), which agreement shall be signed by the parties simultaneously with this Agreement.

IV.  Term  and  Termination.   This   Agreement  shall commence on the Effective
     ----------------------
Date and shall continue until August 30th 2007 ("Original Term"), and shall renew automatically thereafter for successive one (1) year periods (each a

"Renewal Term," collectively, the "Term"), unless either party provides the other party with written notice of termination at least ninety (45) days prior to the expiration of the Original Term or the then-current Renewal Term. Each party will have the right to terminate this agreement for its convenience with forty-five (45) days prior written notice. Those provisions that by their nature survive shall survive termination of this Agreement. All other rights and obligations of the parties shall cease upon termination including, but not limited to, all licenses granted hereunder. Traffic.com shall have the right to immediately terminate this Agreement in the event that Reseller sells all or substantially all of its business (whether by stock sale, asset sale, merger or otherwise) to an entity whose primary business is providing traffic or traffic related information including, but not limited to, Westwood One, Inc. and Clear Channel Communications. Upon termination of this Agreement, Reseller shall pay Traffic.com all amounts accruing up and until the termination date of this Agreement, and Reseller shall, and Reseller shall cause all Distributors and End-Users to, cease using the Traffic.com Technology and to destroy, return and/or erase all copies of the Traffic.com Technology in its possession, and to certify in writing that it has performed such activities.

V.  Fees.

(a) Reseller agrees to pay Traffic.com the fees and costs set forth in Exhibit F
                                                                       ---------
at the frequencies and time periods set forth therein. If no payment date is set forth in Exhibit F, then Reseller shall pay Traffic.com within thirty (30) days
          ---------
following the receipt of a Traffic.com invoice. Any unpaid amounts due to Traffic.com by Reseller, when due under Section V, herein, shall be subject to an interest fee calculated from the date due at the rate of one and one-half percent (1.5%) per month (eighteen percent (18%) per annum) or the highest rate allowable by applicable law, whichever rate is less. Said interest fee shall accrue daily and be compounded annually, until paid in ftill.

(b)  During  the  Term  of  this Agreement and for a period of [TWO ( 2 ) years]
                                                                ---------------
thereafter, Reseller shall maintain complete and accurate financial records with respect to matters covered by this Agreement in accordance with generally accepted accounting principles. Traffic.com shall have the right, at its own expense, upon reasonable prior notice, to periodically inspect and audit these records. If such inspection and audit reveals that Reseller has underpaid
Traffic.com with respect to any amounts due and payable hereunder, Reseller shall immediately pay the ftill amount of such underpayment, together with interest equal to the greater of (i) one and one-half percent (1.5%) or (ii) the highest interest rate permitted by law, commencing on the date that such amount was due, and further provided that if the amount of such underpayment equals or exceeds five percent (5%) of the total amounts due and payable by Reseller, Reseller shall reimburse Traffic.com for the cost of such inspection and audit.

(c) Reseller shall submit to Traffic.com, via email or any other delivery method reasonably requested by Traffic.com, within ten (10) days of the end of the preceding month, a statement setting forth information related to Reseller's performance herein, including, without limitation, the Reseller's name, each End User name, vertical market, volume, number of users and any other information reasonably requested by Traffic.com.

(d) For purposes of this Agreement, Traffic.com recognizes the fees earned hereunder for Coverage Areas utilizing Traffic.com Technology that incorporates Traffic.com traffic sensors according to the following formula: fifty percent (50%) for traditional traffic gathering operations, twenty-five percent (25%) for public agency sensors and twenty-five percent (25%) for Traffic.com sensors.

VI.  Confidentiality.  At  all  times during the Term and thereafter, each party
     ---------------
shall keep confidential and not disclose, directly or indirectly, and shall not use for the benefit of itself or any other individual or entity any Confidential Information of the other party. "Confidential Information" means any trade secrets or confidential or proprietary information whether written, digital, oral or other form which is unique, confidential or proprietary to the disclosing party, including, but not limited to, the terms and conditions of the Agreement, each party's Technology, and any other materials or information related to the business or activities of the disclosing party which are not generally known to others engaged in similar businesses or activities. Each party shall return to the disclosing party any of the disclosing party's Confidential Information upon request and/or upon termination of this Agreement. Neither party shall issue a press release regarding this relationship without the other party's prior written approval.

VII.  Indemnity.
      ---------

(a) If any claim is asserted against one party ("Indemnitee") that the Technology of the other party ("Indemnitor") infringes the intellectual property rights in the United States of America of any third party, the Indemnitee shall promptly advise the Indemnitor in writing of such claim, and the Indemnitor shall have the right to elect to control the defense of such claim with counsel of Indemnitor's choosing, and to the extent Indemnitor so elects to defend, the Indemnitee shall cooperate fully in the defense thereof and furnish to the Indemnitor all evidence and assistance in Indemnitee's control. If the Indemnitor controls the defense or in its sole discretion elects not to control the defense but is determined to have so infringed, the Indemnitor shall indemnify the Indemnitee from and against any and all liabilities, damages, and reasonable costs (not including attorneys' fees incurred by the Indemnitee in monitoring or participating in any defense provided by Indemnitor) incurred by Indemnitee as a result of any such claim or any resulting judgment or settlement. In the event the Traffic.com Technology is held or is believed by Traffic.com to infringe upon a third party's intellectual property rights, Traffic.com, at its sole discretion, shall have the option, at its expense, to
(i) modify the Traffic.com Technology so it is no longer infringing but maintains substantially similar functionality; (ii) obtain for Reseller a license to continue using the Traffic.com Technology; or (iii) if after using commercially reasonable efforts, neither (i) nor (ii) are commercially practicable, terminate this Agreement. This Section sets forth the sole and exclusive obligation of Traffic.com with regard to any intellectual property infringement claim with respect to the Traffic.com Technology.

(b) Reseller shall indemnify, defend, and hold harmless, Traffic.com, its affiliates and their officers, directors, employees, agents, and other representatives from and against any judgments, losses, damages, liabilities, costs or expenses (including, but not limited to, reasonable attorneys' fees and legal expenses) from third party claims associated with or arising from the sale, use, license, distribution and/or manufacture of the Enhanced Product other than one where Traffic.com must indemnify Reseller pursuant to Section VII(a); provided that Traffic.com gives Reseller reasonable prompt notice of any such claim, action, suit or proceeding; grants control of the defense and settlement to Reseller; and reasonably cooperates with Reseller at Reseller's expense.

VIII.  Limited  Warranty.  TRAFFIC.COM  SPECIFICALLY  DISCLAIMS WHETHER EXPRESS,
       -----------------
IMPLIED, STATUTORY, OR ARISING FROM TRADE USAGE OR COURSE OF CONDUCT, ANY AND ALL WARRANTIES INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, ACCURACY, NON-INFRINGEMENT, TITLE OR FITNESS FOR A PARTICULAR PURPOSE RELATING TO THE TRAFFIC.COM TECHNOLOGY OR ITS PERFORMANCE HEREUNDER.

IX.  Default.  This  Agreement  shall  be  terminated  at  the  option  of  the
     -------
non-defaulting party, by written notice thereof to the defaulting party, specifying in reasonable detail the reason for termination, if (i) the defaulting party breaches or otherwise fails to perform or comply in a material respect with a material obligation or covenant, and such breach or failure is not cured to the non-defaulting party's reasonable satisfaction within ten (10) days of receipt of such notice; or (ii) the defaulting party fails to comply strictly with the provisions of Sections II, VI or XIII.

X.  Training;  Maintenance  and  Support.
    ------------------------------------

(a) Within ninety (90) calendar days from the Effective Date, Reseller shall undergo product sales and technical training curriculum as provided by Traffic.com at Traffic.com's then-current rate. In the event Reseller fails to undergo such training, Traffic.com shall have the option, in its sole discretion, to terminate this Agreement. If Reseller's employee who has been trained on the Traffic.com no longer is employed by Reseller, then Reseller shall replace such employee with an employee trained with Traffic.com
Technology, at its expense, within sixty (60) days of such employee's termination, reassignment or transfer.

(b) Subject to Reseller's compliance with the terms and conditions of this Agreement, Traffic.com shall provide Reseller with maintenance and support services  as  described  in  Exhibit  D  ("Maintenance  and  Support Services").
                             ----------
Traffic.com's Maintenance and Support Services is confined to contacts with Reseller and does not include any contact with End Users or Distributors. Reseller is responsible for dealing directly with all issues arising from its Distributors and End Users, including, but not limited to, the distribution of any updates, upgrades and enhancements. If Reseller is in default or has otherwise breached this Agreement, Traffic.com shall have no obligation for Maintenance and Support Services hereunder until Reseller has rectified such default or breach.

(c) Reseller agrees to provide services, if any, in a manner satisfactory to its End Users and Distributors in order to maintain the applicable agreement. Traffic.com has the right to pursue any such party directly if: (i) Reseller's business ceases to exist, (ii) Reseller fails to maintain minimum service standards as defined by Traffic.com, in which event Reseller will be notified and given ten (10) days to correct the service standards before the applicable agreement is terminated, or (iii) this Agreement terminates.

XI.  Sublicenses  by  Reseller.
     -------------------------

(a) As a condition to each sublicense to an End User granted by Reseller or a Distributor, Reseller and/or Distributor shall require each End User to enter into Traffic.com's then-current End User License Agreement provided to Reseller from time to time by Traffic.com (the current version is attached hereto as Exhibit E) or an alternative agreement that is no less protective of
----------
Traffic.com's  proprietary  rights  than  the  End  User  License  Agreement
("Traffic.com End User Agreement"). As a condition to each sublicense to a Distributor granted by

Reseller, Reseller shall require each Distributor to comply with the terms and conditions set forth herein including, but not limited to, Sections II and III ("Traffic.com Distributor Agreement").

(b) Reseller acknowledges and agrees that Traffic.com shall be a third-party beneficiary of all contracts executed between Reseller and any End User or Distributor and each Traffic.com End User Agreement and Traffic.com Distributor Agreement shall contain such acknowledgement. Reseller shall aggressively enforce the restrictions contained in this Agreement at Reseller's sole expense and promptly notify Traffic.com when Reseller acquires actual knowledge of any violations of such restrictions by End User(s) or a Distributor(s). If a breach occurs, Reseller shall promptly take corrective action to remedy the breach, including, if applicable, termination of the affected agreement, and shall, in addition, notify Traffic.com of the breach and the corrective action taken. Reseller acknowledges that Traffic.com shall have the right to institute and/or join any action against an End User or Distributor for a breach of any of the terms and conditions of the applicable agreement. If Traffic.com elects, at its sole discretion, to pursue its rights against such defaulting party, Reseller agrees to cooperate with Traffic.com in any proceeding against such defaulting party.

(c) During the Term, Reseller shall have the first right to introduce new Traffic.com products and/or services to its current End Users and Distributors at Traffic.com's then-current published rate. If Reseller elects not to introduce a new product or service within thirty (30) days after the introduction of such product and/or service, Traffic.com shall then have the right to sell the Traffic.com product and/or service directly to such party. Reseller will have no right to the fee collected by Traffic.com for such product and/or service which Traffic.com provides directly to a Distributor or End User.

XII.  Limitation  of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY
      ------------------------
INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, THE USE OF ITS TECHNOLOGY OR PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, EVEN IF THE AFFECTED PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Except for (i) a party's obligation to indemnify the other pursuant to Section VII, and/or (ii) damages arising from a party's breach of a confidentiality obligation set forth herein, each party agrees that the other party's maximum liability arising out of contract, negligence, strict liability in tort or otherwise, shall not exceed the amount of fees paid or otherwise payable to Traffic.com by Reseller hereunder.

XIII.  Covenants.
       ---------

(a) During the Term, Reseller agrees that neither it nor its Distributors will provide a competitor's traffic or traffic related information for any market in the Coverage Area for use by End Users of the Enhanced Product or for any other users of products and services provided by Reseller for a market within the Coverage Area.

(b) During the Term Reseller agrees that, without the prior written consent of Traffic.com, it will not, directly or indirectly on its own behalf or as a partner, affiliate, officer, director, stockholder, principal, owner, employee, agent or consultant of any other person or entity: (i) contract to resell, license or otherwise provide the Traffic.com Technology or any portion thereof to any party that competes with Traffic.com including, but not limited to, ClearChannel, Westwood One, Inrix and TrafficCast; (ii) interfere with the business of Traffic.com by suggesting to, inducing or persuading any customer or supplier to discontinue its business relationship with Traffic.com; (iii) take any action or make any statements that are intended or should reasonably be expected to discredit, demean, or have a material adverse effect on the business of Traffic.com; and (iv) solicit, hire, induce, persuade, pay commission, or aid or cooperate with others in soliciting, hiring, inducing or persuading any employee of Traffic.com to leave the employ of Traffic.com. Without limiting the foregoing, Reseller further agrees to cause its employees, subcontractors, Distributors and any other third party performing services for Traffic.com on behalf of Reseller to comply with the foregoing restrictions and obligations.

(c) If Reseller desires to license from a third party traffic or traffic related data, content and information for a market other than the markets in the Coverage Area for use in the Enhanced Product or any other service or product, then Reseller shall notify Traffic.com in writing, and shall provide Traffic.com with the first right to negotiate with Reseller for the right to supply Reseller with traffic or traffic related information for such market for a period of thirty (30) days. If the parties negotiating in good faith are unable to reach a written agreement with respect thereto within such period (as the same may be extended by mutual agreement of the parties), then Reseller may contract for traffic and traffic related information for that market with a third party, provided that any agreement between the parties is on terms and conditions no less favorable than the terms and conditions offered to Traffic.com by Reseller during the 30-day period.

XIV.  Miscellaneous.
      -------------

(a) This Agreement (along with the Recitals which are incorporated herein by this reference) constitutes the entire understanding and agreement of the parties, and supersedes all prior and contemporaneous understandings and agreements, whether written or oral, with respect to its subject matter. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

(b) No delay or failure by either party to exercise or enforce at any time any right or provision hereof will be considered a waiver thereof No single waiver will constitute a continuing or subsequent waiver. No waiver, modification or amendment of any provision hereof will be effective unless it is in a signed writing by the parties.

(c) Neither party may assign its rights or obligations hereunder (including as a change of control) without the prior written consent of the other party except in the case where a party assigns this Agreement to an affiliate or to a party that purchases all or substantially all of the assigning party's assets and such party or affiliate agrees to be bound by all of the terms and conditions in this Agreement. Subject to the foregoing, this Agreement will bind and inure to the benefit of the successors and permitted assigns of the parties.

(d) This Agreement shall be governed and construed in all respects by the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws and without application of the Uniform Computer Information Transaction Act. The parties agree that the exclusive jurisdiction and venue of any dispute amongst the parties shall be entered in the state or federal courts within Pennsylvania and each of the parties hereby waives any right to a trial by jury. The prevailing party in any action to enforce this Agreement shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys' fees.

(e) If any provision of this Agreement or the application thereof to any party or circumstance is held to be invalid, illegal, or unenforceable in any respect, that provision to the extent permitted by law (not otherwise) shall be severed from this Agreement and shall not affect the remainder hereof, and the parties agree to substitute for such provision a valid provision which most closely approximates the intent and economic effect of such severed provision.

(0 The parties to this Agreement are independent contractors. Neither party shall be liable to the other for a failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed due to circumstances beyond its reasonable control including, but not limited to, failure of the Enhanced Product, failure of the Traffic.com Technology or other Traffic.com systems or facilities; acts of God, fires, floods or other catastrophes; national emergencies, insurrections, riots or wars; strikes, lockouts, work stoppages or other labor difficulties; and any law, order, regulation or other action of any governing authority or agency thereof

(g) All notices hereunder must be in writing and mailed by certified mail, return receipt requested, or by prepaid courier service, or by telecopier with receipt confirmed by telephone, to each party's address first set forth above.

(h) If Reseller desires to procure any professional services from Traffic.com in connection with the Traffic.com Technology, including, without limitation, training, integration, and comparable development work, either for itself or on behalf of an End User, such terms, conditions and fees shall be negotiated in good faith between the parties.

(i) Advertising displayed in the Enhanced Product by or on behalf of Reseller shall not contain advertising for any party that provides traffic services in competition with Traffic.com including, but not limited to, ClearChannel, Westwood One, Inrix and TrafficCast

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the Effective Date.

TRAFFIC.COM, INC.                   RESELLER: DATACALL TECHNOLOGIES, INC.
                                              --------------------------

By:                                 By: /s/ Jim Ammons
   --------------------------------     ------------------------------

Date:                               Date: 8/17/2006
     ------------------------------       ----------------------------

Name:                               Name: Jim Ammons
     ------------------------------      -----------------------------

Title:                              Title: President
      -----------------------------       ----------------------------

                                    EXHIBIT A

                             TRAFFIC.COM TECHNOLOGY


- Traffic.com will provide DataCall with limited access to our TrafficPro City XML and/or TrafficPro Web Services API for integration into Direct Lynk Messenger product.

                                    EXHIBIT B

                                ENHANCED PRODUCT


"Client" shall mean the following computers, or other devices communicating with Reseller's servers for the purpose of retrieving electronic information created or displayed by the Traffic.com Technology as incorporated in the Enhanced
Product:

                           DATACALL TECHNOLOGIES, INC.



"Permitted Applications" shall mean Direct Lynk Messenger and other Express Messaging and digital signage applications and displays


"Platform" shall mean Digital Signage.

Example:




                               [Graphic Omitted]








PROMOTIONAL AND BRANDING OBLIGATIONS: Traffic.com requires logo and/or branding attribution on any data presented via DataCall digital signage. In addition, each digital sign will promote or display 1 -866-MY-TRAFC, free traffic phone number.

                                    EXHIBIT C

                                  COVERAGE AREA








                               [Graphic Omitted]

                                    EXHIBIT D

                                SUPPORT SERVICES

     Reseller and Traffic.com agree that this Service Level Agreement specifies the standards applicable to the Traffic.com Technology (the "Service Standards"). These Service Standards are intended to: (i) enable Reseller to understand clearly what level of service to expect from Traffic.com, (ii) enable Traffic.com to understand clearly what level of service to provide to Reseller, and (iii) define what measures and actions should be taken if that level of service is not provided.

1. Telephone Support. Traffic.com shall provide e-mail and telephone support solely to Reseller in connection with the Traffic.com Technology Monday through Friday, between the hours of 5:00 AM and 7:00 PM Eastern Time ("Business
Hours"). Traffic.com shall respond within four (4) hours to inquiries made during Business Hours that are identified as Severity Level 1 errors (as defined below), and shall respond within one (1) business day to all other inquiries. All calls made to the Traffic.com telephone support center shall be made by Reseller's employees who have been trained in the Traffic.com Technology.

111112. UPTIME AND SERVICE LEVELS. TRAFFIC.COM SHALL USE COMMERCIALLY REASONABLE EFFORTS TO MAKE THE TRAFFIC.COM TECHNOLOGY AVAILABLE TO RESELLER ON A MONTHLY
AVERAGE OF NINETY-FIVE PERCENT (95%) OF THE TIME AS MEASURED BY AND AGAINST KEYNOTE'S (OR AN EQUIVALENT METRIC AS MUTUALLY AGREED UPON BY TRAFFIC.COM AND RESELLER) BUSINESS 40 INDEX FOR THE TRAFFIC.COM TECHNOLOGY THE PARTIES AGREE THAT ANY MAINTENANCE OR ANY OUTAGE DUE TO CIRCUMSTANCES BEYOND THE REASONABLE CONTROL OF TRAFFIC.COM SHALL NOT BE CONSIDERED IN DETERMINING THE LIME DURING WHICH THE TRAFFLC.COM TECHNOLOGY IS CONSIDERED AVAILABLE.]]]]]

3. NOTICE OF CHANGE. TRAFFIC.COM WILL PROVIDE REASONABLE ADVANCE NOTICE OF CHANGES TO THE TRAFFIC.COM
Technology.

4. Monitoring. Traffic.com shall monitor the performance characteristics of the availability of the Traffic.com Technology. Traffic.com shall promptly notify Reseller of any significant problem with the availability of the Traffic.com Technology and Reseller shall notiFy Traffic.com in writing of any bug or other problem it learns of with the Traffic.com Technology. Upon learning of or receiving notice of a problem with the Traffic.com Technology, Traffic.com qualified personnel, after taking into account any description of the error provided by the Reseller, shall assign a severity level to the problem as follows:

     - Severity Level 1 - The Traffic.com Technology is wholly or substantially inoperable or interrupted.

     - Severity Level 2 - The Traffic.com Technology remains usable with some limitation or degradation of functionality (i.e., normal activities are measurably impacted). Level 2 severity items are not considered as time the Traffic.com Technology is unavailable.

     - Severity Level 3 - The Traffic.com Technology experiences a minor error and the impact to normal activities are minimal. Level 3 severity items are not considered as time the Traffic.com Technology is unavailable.

5. Remedying Problems. After classifying the severity of a problem as set forth in the preceding Section 4 of this schedule, Traffic.com shall provide the following resources to remedy such problem:

     - Severity Level 1 problems shall be given the highest priority of resolution. Traffic.com shall, immediately upon classifying a problem as a Severity Level 1 problem, begin development of a resolution plan and notify Reseller of the status of the problem and the proposed remedy within Ifour (4) Business Hours].

     - Severity Level 2 problems shall be given a medium priority of resolution. Traffic.com shall, within twenty-four (24) hours of classifying a problem as a Severity Level 2 problem, begin development of a resolution plan and notify Reseller of the status of the problem and the proposed resolution within ITen (10) Business HOURS].

     - Severity Level 3 problems shall be given the lowest priority of resolution and Traffic.com shall respond to Severity Level 3 problems within five (5) business days.

     Traffic.com will use commercially reasonable efforts to repair errors in the Traffic.com Technology. If a permanent repair cannot be made, a temporary resolution (e.g., bypass and recovery), where possible, will be implemented with a permanent repair implemented thereafter as soon as possible taking into account the severity level of the problem.

6. Security. Traffic.com reserves the right to modify the method of access by the Reseller to any portion of the Traffic.com Technology for purposes of securing its internal network, systems, or proprietary information including, but not limited to, suspending access to the Traffic.com Technology. Traffic.com will make commercially reasonable efforts to provide advanced notice of these changes to Reseller.

7. Peripherals. At no time will Traffic.com be responsible for, take direct action to resolve, or be measured against areas of operations outside of its direct control, such as telephone networks, Internet infrastructure, or similar operations.

8. Outside the Scope Services. For any services provided by Traffic.com outside of these Support Services Traffic.com shall charge the Reseller for such services at Traffic.com's then-current service rates.

9. UPDATES. TRAFFIC.COM RESERVES THE right to replace or upgrade any portion of the Traffic.com Technology for MAINTENANCE OR OTHER ISSUES WITH EQUAL OR BETTER PERFORMING HARDWARE OR SOFTWARE. RESELLER WILL NOT be required to PAY THE COST OF ANY REPLACEMENT OR UPGRADES TO EQUIPMENT OR SOFTWARE WHEN THE REPLACEMENT OR UPGRADE IS AT THE request of Traffic.com. The cost of any replacements, upgrades, or enhancements requested by Reseller will be paid by Reseller and shall be mutually agreed upon by the parties.

                                    EXHIBIT E

                           END USER LICENSE AGREEMENT

                PLEASE REFER TO HTTP://WWW.TRAFFIC.COMLTERMS.HTML

                                    EXHIBIT F

PAYMENT METHOD AND PRICING MODEL:

DataCall shall offer THE PREMIUM TRAFFIC.COM CONTENT AT A PER LOCATION SUBSCRIPTION PRICE BASED ON THE PRICING GRID AT the end of this document. If pricing is deviated from base pricing grid for larger accounts, DataCall and Traffic.com will sign off on any and all revised pricing in an effort to increase market share and business.

Revenue split will be addressed in two areas. DataCall has working arrangements with all the major platform providers and plans to offer a seamless integration of the Traffic.com content into the product line. If DataCall is the primary sales agent revenue will be split %50-%50% between DataCall and Traffic.com If another content provider wishes to sell the content, DataCall will provide a bridge and sell it there end users. The revenue split will be 40% Traffic.com, 25% DataCall, and 35% to the secondary seller. See Pricing Matrix Below.

                              DATACALL TECHNOLOGIES

     USERS     PUBLISHED PRICE        MINIMUM PRICING     ANNUAL FEE I LOCATION
     1-5           $12.95                  12.95                  $155.40
     6-100         $12.95                  11.95                  $143.40
     101-500       $12.95                  10.95                  $131.40
     501-999       $12.95                   9.95                  $119.40
     1000+         $12.95                   8.95                  $107.40


LICENSE & SETUP FEE PER ACCOUNT BASED ON LOCATIONS

THIS IS A ONE TIME FEE

     1-5                                                           $69.95
     6-100                                                        $149.95
     101-500                                                      $695.00
     501-999                                                      $995.00
     1000+                                                      $1,995.00

DATACALL TECHNOLOGIES TRAFFIC AND WEATHER PRICING:
-------------------------------------------------
                                                          BREAK OUT
     USERS     PUBLISHED PRICE      LICENSE FEE      TRAFFIC      WEATHER
      1-5           $19.95             $69.95        $12.95        $7.00
      6-100         $18.95            $149.95        $12.95        $6.00
      101-500       $17.95            $695.00        $12.95        $5.00
      501-999       $16.95            $995.00        $10.95        $6.00
      1000+         $15.95          $1,995.00        $9.95         $6.00